EXHIBIT 23.1CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our reports dated February 21, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 333-63555 and 333-21549.




                                            /s/   ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 2001